press release                                                                UPC

          UNITED PAN-EUROPE COMMUNICATIONS N.V. RESULTS FOR THE FOURTH
                    QUARTER AND YEAR ENDED DECEMBER 31, 2002


Amsterdam, The Netherlands - March 31, 2003: United Pan-Europe Communications N.V. ("UPC" or the "Company") (EURONEXT Amsterdam: UPC), one of the leading broadband communications companies in Europe, today announces its operating and financial results for the fourth quarter and year ended December 31, 2002.

Full Year 2002 versus Full Year 2001

     - Total consolidated revenues from continued operations grew 15% for the full year 2002, to EUR 1,366m from EUR 1,191m in 2001, exceeding financial guidance for the year
     - Triple play(1) revenues from continued operations grew 14% for the full year 2002, to EUR 1,221m from EUR 1,067m in 2001
     - Average revenue per revenue generating unit (RGUs)(2) per month ("ARPU")(3) increased by 6% during the twelve months to year end 2002, to EUR 13.48 from EUR 12.70 at year end 2001
     - New Services(4) RGUs increased by 20% for the full year 2002, to 1,265,000 from 1,056,000 in 2001
     - UPC consolidated Adjusted EBITDA(5) improved EUR 446m to positive EUR 284m for the full year 2002 from negative EUR (162)m in 2001. Net loss before income tax and other items improved from negative EUR (1,108)m in 2002 from negative EUR (4,838)m in 2001
     - UPC consolidated Adjusted EBITDA margin improved to positive 20% for the full year 2002 from negative (12)% in 2001
     - Adjusted EBITDA less capital expenditure improved from negative EUR (1,059)m in 2001 to positive EUR 13m in 2002

Management Comments

Commenting on UPC's results, John F. Riordan, CEO of UPC, said:

"UPC performed strongly during 2002, despite a challenging business environment. Demand for our services and continued cost control have enabled us to exceed all the financial targets we set for the Company.

I am pleased to report that a strong fourth quarter in 2002 contributed to an important year of solid operating performance for UPC. Significant operational efficiencies were achieved during the year, building on pan-European economies of scale and a successful focus on cost control, which maximised our Adjusted EBITDA generation. The resetting of our cost base was largely completed in 2002 and we saw a substantial improvement in Adjusted EBITDA of EUR 446m and Adjusted EBITDA less capital expenditure of EUR 1,072m, over our performance in 2001.

As we have previously highlighted, UPC's operating strategy was revised during 2002 to "analogue triple play," focusing on a return to a growth orientated strategy, bundling triple play products, internet, analogue TV and NPV positive telephony, with a measured digital NPV positive rollout.

---------------------

1 Triple play services include basic cable, digital, Internet and telephony (excluding DTH and our deconsolidated German business)

2 RGUs are the sum of basic cable, digital, Internet, telephony and DTH subscribers. Q1 2001 restated removing Polish DTH subscribers

3 ARPU calculation excludes deconsolidated German revenues and is based on residential subscribers only

4 New Services are the sum of digital, Internet and telephony

5 Adjusted EBITDA represents earnings before interest, tax, depreciation, amortisation, stock based compensation, restructuring and impairment charges

The revised strategy has been successful, with 248,000 residential customers added during the year, despite subscriber additions in the second half of 2002 being negatively impacted in some countries by the publicity surrounding our financial restructuring. The focus on improving our capital discipline has been a key factor in our Adjusted EBITDA improvement as well as reducing our capital expenditure from EUR 897m in 2001 to EUR 271m in 2002, a better result than our forecast guidance.

Our balance sheet restructuring has had overwhelming creditor support and has been ratified by the Dutch District Court and confirmed in the U.S. Court. However, as announced last week, InterComm Holdings L.L.C. ("ICH"), a creditor in the Dutch moratorium proceeding with a EUR1.00 claim and one vote, appealed the Dutch Court's ratification of the Akkoord. We believe the appeal is without merit. The Dutch Court of Appeals has scheduled an expedited hearing for the appeal on April 1, 2003 and the Court is expected to rule on the appeal shortly thereafter. The U.S. Court has overruled an objection brought by ICH in the parallel US Chapter 11 process.

We do not expect that this appeal will affect the successful completion of our restructuring, which is in its final stages. We are currently negotiating with the Coordinating Committee of senior bank lenders and expect to receive an extension to the waiver on our senior bank facility shortly. We will provide more information on the expected timing of completion of the restructuring as soon as it is available.

UPC has started 2003 well. As we go forward into the rest of the year, we will continue to prioritise the quality of service we offer our customers, ensuring our subscribers continue to be at the centre of everything we do. In addition, we are continuing to target and achieve prudent revenue growth whilst maintaining our strategy of adding profitable subscribers and driving continued growth in Adjusted EBITDA."

Group Financial Review

UPC's core operations are split into three principal divisions as follows:
     1. UPC Distribution - local operating systems providing video, telephone and internet services for residential customers (Triple Play).
     2. UPC Media - broadband internet and interactive digital products and services, transactional television services such as pay-per-view movies, digital broadcast and post-production services and thematic channels for distribution on UPC's network, third party networks and DTH platforms.
     3. Priority Telecom - providing network solutions to the business customer.

In addition, and as part of the ongoing realignment of the business, UPC is in the process of forming an Investments Division, which will manage our non-consolidated investment assets. These assets were valued at EUR 226m and EUR 127m as of December 31, 2001 and 2002, respectively. The reduction in the value of the portfolio arose as a result of write-downs and asset disposals. During 2003, UPC has agreed to sell its shares in SBS Broadcasting S.A. to UnitedGlobalCom for EUR 100m, against a year-end 2002 book value of EUR 65m, prior to the Effective Date of the Plan of Reorganisation. As a result the pro forma value of the portfolio is EUR 62m. UPC will continue to focus on rationalising its investment portfolio to maximise value.

Revenue

UPC's consolidated revenue from continued operations (excluding Germany which was deconsolidated August 1, 2002) in the twelve months ending December 31, 2002 was EUR 1,366m, an increase of 15% from EUR 1,190m in 2001. UPC Triple Play Distribution revenue from continued operations increased 14% to EUR 1,221m in 2002, compared to EUR 1,067m in 2001.

DTH revenues have been set out in the table below to show the impact of deconsolidating the Polish DTH business in Q4 2001. DTH revenues outside of Poland were EUR 30m in 2002, a 34% increase compared to EUR 23m in 2001.

Continued operations at Priority Telecom before intercompany eliminations, generated a revenue increase of 9% to EUR 119m in 2002 compared to EUR 109m in 2001. Revenues have been set out in the table below to show the impact of the closure of international wholesale operations and a change in the recognition of interconnect revenues.

Continued operations at UPC Media generated a revenue increase of 50% to EUR 73m in 2002 compared to EUR 49m in 2001. Revenues have been set out in the table below to show the impact of the closure of four UPC owned thematic television channels (Sport 1, Film 1, Innergy and Expo 24x7) and a reduction in intercompany revenue allocations between UPC Distribution and chello, from January 1, 2002, from 40% to 20% for the franchise fees relating to internet access revenues.


Revenues (EUR '000s)                                Q4 2002        Q4 2001         YE 2002        YE 2001           % change
                                                                                                                   Year on Year
Triple Play Distribution(1)                         314,527        282,989       1,220,895      1,067,244            14%

Deconsolidated German EWT/TSS Operations                  0         12,291          29,692         51,260
DTH
Continued Operations                                  8,618          6,453          30,252         22,636            34%
Disposed Operations(2)                                    0         10,251               0         61,898
DTH Sub Total                                         8,618         16,704          30,252         84,534

Programming
Continued Operations                                      0              0               0              0
Discontinued Operations(3)                                0         19,479               0         82,194
Programming Sub Total                                     0         19,479               0         82,194

Other (4)                                             9,697         12,654          37,171         50,415
Intercompany eliminations(5)                              0        (18,485)              0        (78,963)
Total UPC Distribution                              332,842        325,632       1,318,010      1,256,684             5%

Priority Telecom
Continued Operations                                 27,206         36,006         119,150        109,096             9%
Discontinued Operations(3)                                0         11,142               0        121,389
Priority Sub Total                                   27,206         47,148         119,150        230,485

UPC Media
Continued Operations                                 19,279         16,524          73,384         48,980            50%
Discontinued Operations(3)                                0          9,297               0         35,630
UPC Media Sub Total                                  19,279         25,821          73,384         84,610

Corporate IT and Other                                  369            849             492          4,228
Intercompany Eliminations                           (29,741)       (35,417)       (114,980)      (111,618)
Intercompany Eliminations relating to
  closed business(6)                                      0        (18,654)              0        (85,625)

UPC Consolidated                                    349,955        345,379       1,396,056      1,378,764             1%
UPC Continued Operations                            349,955        320,058       1,366,364      1,190,981            15%

1) Includes basic cable, digital, telephony and internet revenues. Excludes Germany
2)   Disposed operations: DTH business - Polish DTH
3) Closed operations: Programming - sports programming in Poland, Hungary and Czech Republic, closed or disposed in December 2001. Priority Telecom-primarily closure of international wholesale operations. UPC Media - UPCtv channel closure and a change in intercompany revenue allocation
4) Network revenue, generated by operating, maintenance and leasing agreements with Priority Telecom, eliminated on consolidation
5)   Deconsolidated, disposed or closed operations relating to UPC Distribution
6)   Relating to Priority Telecom and UPC Media

Adjusted EBITDA

Adjusted EBITDA (EUR 000s)                    Q4 2002        Q4 2001        YE 2002          YE 2001

Triple Play Distribution(1)                   101,568         55,473        346,443         168,423

Deconsolidated German EWT/TSS Operations            0          5,530         13,180          24,861

DTH                                            (4,084)        (1,398)        (3,910)         (9,032)

Programming                                         0         (8,671)             0         (39,021)
Other(2)                                       14,270          2,125         35,344           8,526
Total UPC Distribution                        111,754         53,059        391,057         153,757

Priority Telecom(3)                             1,625         (9,877)        (3,996)        (89,329)
UPC Media                                         195        (17,089)        (5,090)       (112,671)
Corporate IT and Other                        (29,988)       (35,869)       (97,983)       (113,543)

UPC Consolidated                               83,586         (9,776)       283,988        (161,786)

--------
1)  Includes basic cable, digital, telephony and internet revenues
2) Other includes network revenue and costs and administrative costs not attributable to a specific business line
3) Since Priority Telecom's listing, its results are separately announced in Dutch GAAP, and presented in US GAAP in our financial statements. Differences may occur as a result of this


UPC consolidated Adjusted EBITDA improved significantly during 2002 to a positive EUR 284m, a EUR 446m improvement from the negative EUR (162)m in 2001, as a result of controlled revenue growth, continued cost control measures and the growing maturity of our business.

UPC Triple Play Distribution Adjusted EBITDA (excluding the deconsolidated German entity, EWT) increased 106% to EUR 346m in 2002 from EUR 168m in 2001.

Our Central European DTH business, Priority Telecom and UPC Media all demonstrated significant operating improvements in 2002. As previously highlighted, Priority Telecom and UPC Media reached Adjusted EBITDA breakeven in Q3 2002. For the full year 2002, Priority Telecom improved its Adjusted EBITDA loss from EUR (89)m in 2001 to EUR (4)m in 2002. UPC Media improved its Adjusted EBITDA loss from EUR (113)m in 2001 to EUR (5)m in 2002.


Adjusted EBITDA after capital expenditure

Adjusted EBITDA after
capital expenditure (EUR 000s)             Q4 2002       Q4 2001          YE 2002        YE 2001

UPC Consolidated Adjusted EBITDA            83,586        (9,776)         283,988       (161,786)
Less:  Capital Expenditure                 (79,582)     (243,672)        (270,833)      (897,222)

Adjusted EBITDA after capital expenditure    4,004      (253,448)          13,155     (1,059,008)


UPC is focused on improving underlying cashflow generation. The table above highlights the significant improvement in Adjusted EBITDA less capital expenditure over the last year. This improved from negative EUR (1,059)m in 2001 to positive EUR 13m in 2002.

UPC uses Adjusted EBITDA, a non-GAAP financial measure, as a management tool to monitor financial performance and as part of the calculation of company performance against senior bank facility covenants. As previously highlighted, UPC generated positive EUR 284m of Adjusted EBITDA in 2002 compared to negative EUR (162)m in 2001. Adjusted EBITDA is defined as earnings before interest, tax, depreciation, amortisation, stock based compensation, restructuring and impairment charges.

The table below highlights the reconciliation of Adjusted EBITDA to the GAAP measure Net Loss before income taxes and other items.

Reconciliation of Adjusted EBITDA to Net        As at YE 2002  As at YE 2001
Loss before income taxes and other
  items (Eur 000s)

Adjusted EBITDA                                       283,988       (161,786)
Depreciation and amortisation                        (709,600)    (1,097,822)
Impairment and restructuring charges                 (420,736)    (1,687,948)
Stock-based compensation and retention bonuses        (22,223)        (4,354)
Net Operating Loss                                   (868,571)    (2,951,909)
Interest Income                                        28,351         49,655
Interest Expense                                     (888,460)      (919,570)
Provision for loss on investments                      (7,957)      (375,923)
Gain (loss) on sale of assets                         (29,587)      (468,306)
Foreign exchange gain (loss) and other income
(expense), net                                        657,817       (172,437)
Net Loss before income taxes and other items       (1,108,407)    (4,838,490)

Update Quarter 4, 2002 compared with Quarter 3, 2002

In the three months ended December 31, 2002, revenues from continued operations grew 4% compared to the third quarter of 2002. UPC added 101,000 residential RGUs in Q4 2002.

Total consolidated revenues increased 3% to EUR 350m in the fourth quarter 2002 compared with EUR 341m in the third quarter 2002. Total consolidated Adjusted EBITDA increased 7% to EUR 84m in Q4 2002 compared with EUR 78m in Q3 2002. Net operating loss before income taxes and other items improved from negative EUR
(357)m in Q3 2002 to negative EUR (396)m in Q4 2002.

Consolidated Operating Statistics

The table below shows operating statistics for UPC on a consolidated basis:

UPC continues to drive ARPU growth per basic cable subscriber, and has now reached EUR 20.43 in Q4 2002, in Western Europe from 18.35 in Q4, 2001, an 11% increase in the period. In Eastern Europe ARPU per basic cable subscriber has increased to EUR 8.69 by year-end 2002 from EUR 8.16 in Q4, 2001, an increase of 6% in the period. Across all properties, ARPU per RGU increased during the twelve months to December 31, 2002 by 6% to EUR 13.48 per RGU from 12.70 in Q4, 2001.

Over the period 2001/2002 UPC implemented a new subscriber management system in the Netherlands, involving the consolidation of a number of customer databases. As part of this implementation, there has been a systematic reduction in the period over which an overdue account is disconnected for non-payment of service fees. This has resulted in a reduction in the number of Dutch subscribers during quarter four, 2002 and quarter one, 2003 and this process is expected to be completed by the end of Q2 2003. Although net subscriber growth is strong in all other respects the impact of this reduction means that we do not expect the number of RGUs for the Group as a whole to significantly increase during Q1.


Consolidated Operating Statistics               As at YE 2002  As at YE 2001

(all figures in 000s)

Total Homes Passed (1)                                 10,250         10,239
Two-way Homes Passed(1)                                 5,353          5,194

Basic Cable Subscribers                                 6,633          6,622

Digital Subscribers                                       126             78
Telephony Subscribers(2)                                  463            455
Internet Subscribers(3)                                   676            524
New Service Subscribers                                 1,265          1,056

DTH Subscribers                                           141            113

Total Residential RGUs(4)                               8,039          7,791

Disposed operations
Germany (EWT/TSS)                                           0            591
Total Disposed operations                                   0            591

Total consolidated RGUs                                 8,039          8,383

ARPU per RGU(5)                                     EUR 13.48      EUR 12.70
ARPU per basic West European cable
  subscriber(6)                                     EUR 20.43      EUR 18.35
ARPU per basic East European cable                  EUR  8.69      EUR  8.16
  subscriber(6)

1)    Excludes Germany EWT / TSS
2)    Includes residential cable and non-cable telephony subscribers
3)    Includes residential and third party ISP subscribers
4)    Sum of basic cable, digital, Internet telephony and DTH subscribers
5) ARPU calculations exclude Germany but include DTH. In EUR per month, calculated as straight line average: quarterly revenues divided by average of opening and closing subs in the quarter
6) Basic cable, Internet, telephony, digital revenue (excludes DTH) divided by basic cable subscribers (excluding Germany)


Net Results

UPC generated a net loss during 2002 of EUR (2,243)m, compared with a net loss of EUR (4,420)m for 2001. The net loss for 2002 includes non-cash charges of EUR
(710)m for depreciation and amortisation, EUR (421)m in impairment and restructuring charges (including EUR 346 goodwill impairment charge), EUR 658m in foreign exchange gain and other income/expense, EUR (324)m in non-cash interest charges and EUR 1,499m as the cumulative effect of the change in accounting policy outlined below.

Statement of Financial Accounting Standards no. 142 Goodwill and Other Intangible Assets ("SFAS 142") became effective January 1, 2002 and was adopted by UPC at that time. As a result of the adoption of SFAS 142, UPC no longer amortizes goodwill, which is tested for impairment on an annual basis. The outcome of UPC's goodwill impairment test as at January 1, 2002 resulted in a non-cash charge to its statement of operations for the year ended December 31, 2002 of EUR 1,499m, which is recorded as a cumulative effect of a change in accounting principle, as announced on February 28, 2002. An additional goodwill impairment charge, occurring as a result of UPC's annual impairment analysis as at December 31, 2002, resulted in a further non-cash charge of EUR 346m. Total goodwill impairment of EUR 1,845m has therefore been recorded as a non-cash charge to UPC's statement of operations for the year ended December 31, 2002.

Capital Expenditures and Working Capital Update

Capital expenditure reduced significantly during 2002 to EUR 271m from EUR 897m for the full year 2001. This reduction in capital expenditure reflects both the variable nature of UPC's capital expenditure requirements and the company's focused investment in new build and upgrade, ensuring this investment generates an NPV positive return.

In addition, operating leverage was reset during 2002; current operating assets reduced by EUR 94m and improved subscriber prepayments of EUR 22m helped offset a payables reduction of EUR 241m arising largely as a result of our reduced capital spending during the year.

2003 Outlook

As previously announced, UPC anticipates the Effective Date for emergence from Chapter 11 and Akkoord process and the completion of its recapitalisation will be delayed beyond the end of March 2003. UPC is currently negotiating with the Coordinating Committee of senior bank lenders and expects to receive an extension to the waiver on its senior bank facility. The Company will provide more information on the expected timing of completion of the restructuring as soon as it is available.

In addition, on March 24, 2003 UPC Polska deposited funds to be held in trust with the indenture trustee to pay and discharge PCI Notes plus accrued interest at maturity (November 2003). UPC and holders of UPC Polska Notes are engaged in discussions about a restructuring of UPC Polska indebtedness.

For Q1 2003, UPC expects revenue growth (Q4 2002 to Q1 2003) of between 2% - 4%, Adjusted EBITDA growth (Q4 2002 to Q1 2003) of between 20% - 25% and capital expenditures of EUR 75m - EUR 80m. UPC expects to continue to achieve positive Adjusted EBITDA after capital expenditure during the first quarter 2003.

Consistent with its recent SEC filing, for the full year 2003, UPC expects revenue growth of 12%, Adjusted EBITDA of EUR 525m and capital expenditures of EUR 329m. UPC expects Adjusted EBITDA less capital expenditure and interest to be breakeven by the end of the fourth quarter 2003. Financial targets for 2003 may be impacted by the resolution of a court case relating to certain minimum programme guarantees, which could negatively impact UPC Adjusted EBITDA by approximately EUR 25m annually from 2003 to 2005.

This press release should be read in conjunction with the Company's audited financial statements and notes as filed on Form 10K with the SEC on March 31, 2003. This filing can be found on the UPC website at www.upccorp.com.

United Pan-Europe Communications N.V. is one of the leading broadband communications and entertainment companies in Europe. Through its broadband networks, UPC provides television, Internet access, telephony and programming services. UPC's shares are traded on Euronext Amsterdam Exchange (UPC) and in the United States on the Over The Counter Bulletin Board (UPCOY). UPC is majority owned by UnitedGlobalCom, Inc. (NASDAQ: UCOMA).

NOTE: Except for historical information contained herein, this release contains forward-looking statements, which involve certain risks, and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the acceptance and continued use by subscribers and potential subscribers of the Company's services, changes in the technology and competition, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and achieve assumed margins, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.
For further information please contact:

----------------------------------------------------------------------------
Claire Appleby                      Bert Holtkamp
Director of Investor Relations      Director of Corporate Communications
0044 (0) 207 647 8233               0031 20 778 9447 or  0031 655 38 0594
Email: ir@upccorp.com               Email: corpcomms@upccorp.com
----------------------------------------------------------------------------

Also, please visit www.upccorp.com for further information about UPC

Summary Operating Data 2002

                                                                        As of December 31, 2002
                                ----------------------------------------------------------------------------------------------------
                                UPC Paid   Homes in      Homes        Two Way        Basic                   Direct to     Digital
                                   in       Service     Passed         Homes      Subscribers     Basic        Home      Subscribers
                                Ownership    Area         (2)        Passed(3)        (4)      Penetration   (DTH) (6)       (5)
                                ---------  --------     ------       ---------    -----------  -----------   ---------   -----------

Multi Channel TV

  Consolidated companies:

  Norway....................     100.0%     529,000      481,700      190,700       336,400       69.8%             -      32,200

  Sweden....................     100.0%     770,000      421,600      257,400       273,000       64.8%             -      14,900

  Belgium...................     100.0%     530,000      153,500      153,500       130,500       85.0%             -           -

  France....................      92.0%   2,656,600    1,350,200      661,600       459,800       34.1%             -       8,300

  The Netherlands...........     100.0%   2,650,700    2,580,300    2,241,300     2,332,600       90.4%             -      52,200

  Austria...................      95.0%   1,081,400      923,300      920,100       502,200       54.4%             -      18,700
                                         ----------   ----------   ----------    ----------                  --------    --------
     Total Western Europe...              8,217,700    5,910,600    4,424,600     4,034,500                         -     126,300
                                         ==========   ==========   ==========    ==========                  ========    ========

  Poland....................     100.0%   1,869,000    1,869,000      190,800       994,900       53.2%             -           -

  Hungary...................98.9-100.0%   1,001,100      952,800      481,800       686,900       72.1%        79,100           -

  Czech Republic............99.9-100.0%     913,000      678,100      238,300       295,400       43.6%        52,000           -

  Romania...................     100.0%     659,600      458,400            -       324,100       70.7%             -           -

  Slovak Republic...........95.0-100.0%     517,800      381,000       17,300       297,400       78.1%         9,900           -
                                         ----------   ----------   ----------    ----------                  --------    --------
     Total Eastern Europe...              4,960,500    4,339,300      928,200     2,598,700                   141,000           -
                                         ==========   ==========   ==========    ==========                  ========    ========
     Total consolidated.....             13,178,200   10,249,900    5,352,800     6,633,200                   141,000     126,300
                                         ==========   ==========   ==========    ==========                  ========    ========

  Non-consolidated companies:

  Germany(PrimaCom)(7)......      25.0%   1,976,600    1,976,600      455,200     1,298,000       65.7%             -      11,700

  Israel(8).................      46.6%     670,300      667,400      425,000       403,000       60.4%             -     180,200

  Malta.....................      50.0%     190,000      188,200       82,100        95,100       50.5%             -           -

  Poland (TKP)(9)...........      25.0%           -            -            -             -                   594,300           -

  Germany (EWT/TSS)(10).....      28.7%     783,200      678,900       42,200       576,400       84.9%             -           -
                                         ----------   ----------   ----------    ----------                  --------    --------
     Total non-consolidated.              3,620,100    3,511,100    1,004,500     2,372,500                   594,300     191,900
                                         ==========   ==========   ==========    ==========                  ========    ========
     Total..................             16,798,300   13,761,000    6,357,300     9,005,700                   735,300     318,200
                                         ==========   ==========   ==========    ==========                  ========    ========

Notes

(1) "Homes in Service Area represents the number of homes in a certain franchise area that can potentially be served
(2) "Homes Passed" represents a home that can be connected to our distribution system without further extending the distribution plant.
(3) "Two-way Homes Passed" represents the number of homes passed by our network where customers can request and receive the installation of a two-way addressable set-top box, cable modem and/or voice port which, in most cases, allows for the provision of video, voice and data (broadband) services.
(4) "Analog Cable Subscriber", or "Basic Cable Subscriber", is generally defined as a home or commercial unit with one or more television sets connected to our cable network.
(5) "Digital Cable Subscriber" is a home with one or more digital converter boxes. A Digital Cable Subscriber is also counted as an Analog Cable Subscriber.
(6) "DTH Subscriber" is generally defined as a home or commercial unit with one or more television sets that receive video programming that is broadcast directly to the home via geosynchronous satellites.
(7)  Statistics of Prima Com are as of September 30, 2002.
(8)  Statistics of Israel are as of March 31, 2002.
(9) As of December 7, 2001 our Polish DTH business was contributed to a newly formed joint venture with Canal+ ("TKP") in which we have a 25% investment and is therefore reported as a non-consolidated company.
(10) As of August 1, 2002, Germany (EWT/TSS) is a non-consolidated company.
Note: "Average Revenue Per Line", or "ARPU", is calculated on a straight-line basis, where the numerator represents revenue for the quarter and the denominator represents the average of the beginning and ending subscribers for the quarter, all divided by three to obtain an ARPU per month calculation.

Summary Operating Data 2002

                                                 As of December 31, 2002
                                 -------------------------------------------------------
                                    UPC           Homes        Subscribers      Lines
                                  Paid in      Serviceable     Residential   Residential
                                 Ownership         (3)             (4)           (5)
                                 ---------     -----------     -----------   -----------
Cable Telephony

  Consolidated companies:

  Norway.........................     100.0%      132,400        21,800        24,200

  France.........................      92.0%      661,600        54,200        55,700

  The Netherlands................     100.0%    1,587,900       170,000       203,000

  Austria........................      95.0%      899,700       148,600       150,000
                                               ----------      --------      --------
     Total consolidated.........                3,281,600       394,600       432,900
                                               ==========      ========      ========

  Non-consolidated companies:

  Germany (EWT/TSS(1)...........       28.7%        1,300           100           100
                                               ----------      --------      --------
     Total non-consolidated.....                    1,300           100           100
                                               ==========      ========      ========

Non-cable Telephony

  Consolidated companies:

  Czech Republic(2)............. 99.9-100.0%       17,700         3,100         3,100

  Hungary(2).................... 98.9-100.0%       84,900        65,100        71,400
                                               ----------      --------      --------
     Total non-cable Telephony..                  102,600        68,200        74,500
                                               ==========      ========      ========
     Total......................                3,385,500       462,900       507,500
                                               ==========      ========      ========

(1)  As of August 1, 2002, Germany (EWT/TSS) is a non-consolidated company.
(2)  Hungary (Monor) and Czech Republiic offer traditional telephone services.
(3) "Telephony Homes Servicable" represents a home that can be connected to our cable distribution system where customers can request and receive the installation of a voice port that allows for the provision of voice (broadband) services.
(4) Residential telephony Subscriber is generally defined as a home or commercial unit with one or more voice ports connected to our broadband network, where a customer has requested and is receiving voice services. Certain of our systems provide trandtional switched telephone services in the local loop.
(5) "Telephony Lines" are generally defined as the number of lines provided to a Telephony Subscriber.

                                                        As of December 31, 2002
                                  ------------------------------------------------------------------
                                                                                          3rd Party
                                  UPC Paid            Homes           Residential            ISP
                                     in            Serviceable        Subscribers        Subscribers
                                  Ownership            (1)                (2)                (3)
                                  ---------        -----------        -----------        -----------

Internet

  Consolidated companies

  Norway..........................     100.0%         190,700           31,200                   -

  Sweden..........................     100.0%         257,400           61,700                   -

  Belgium.........................     100.0%         153,500           24,100                   -

  France..........................      92.0%         661,600           20,400                   -

  The Netherlands.................     100.0%       2,332,000          303,600                   -

  Austria.........................      95.0%         920,100          177,600                   -
                                                   ----------         --------             -------
     Total Western Europe.........                  4,515,300          618,600                   -
                                                   ==========         ========             =======

  Poland..........................     100.0%         190,800           13,900                   -

  Hungary.........................98.9-100.0%         420,200           27,900                 300

  Czech Republic..................99.9-100.0%         238,300                -              15,300
                                                   ----------         --------             -------
     Total Eastern Europe.........                    849,300           41,800              15,600
                                                   ==========         ========             =======
     Total consolidated...........                  5,364,600          660,400              15,600
                                                   ==========         ========             =======

  Non-consolidated companies

  Germany (PrimaCom)(4)...........   25.0%            455,200                -              48,600

  Germany (EWT/TSS)(5)............   28.7%             38,200                -               3,300

  Israel(6).......................   46.6%                  -                -                   -

  Malta...........................   50.0%             82,100                -               9,900
                                                   ----------         --------             -------
     Total non-consolidated.......                    575,500                -              61,800
                                                   ==========         ========             =======
     Total........................                  5,940,100          660,400              77,400
                                                   ==========         ========             =======

(1) "Internet Homes Serviceable" represents a home that can be connected to our cable distribution system where customer can request and receive the installation of cable modem, which allows for the provision of high-speed Internet access service.
(2) "Internet Subscriber" is generally defined as a home or commercial unit with one or more cable modems connected to a broadband network, where a customer has requested and is receving high-speed Internet access services.
(3)  Internet subscribers who are not service by chello broadband.
(4)  Statistics of PrimaCom are as of September 30, 2002.
(5)  As of August 1, 2002, Germany (EWT/TSS) is a deconsolidated company.
(6)  Statistics of Israel are as of March 31, 2002.

Summary Operating Data 2002 and 2001
Residental RGU's(1)

                                                  As of               As of
                                              December 31,        December 31,
                                                  2002                2001
                                              ------------        ------------

Total RGUs(2)

  Consolidated companies

  Norway...................................      421,600               389,300

  Sweden...................................      349,600               318,200

  Belgium..................................      154,600               144,600

  France...................................      542,700               520,900

  The Netherlands..........................    2,858,400             2,798,200

  Austria..................................      847,100               783,700
                                              ----------            ----------
     Total Western Europe..................    5,174,000             4,954,900
                                              ==========            ==========

  Poland...................................    1,008,800             1,019,400

  Hungary..................................      859,300               803,400

  Czech Republic...........................      365,800               381,600

  Romania..................................      324,100               315,800

  Slovak Republic..........................      307,300               316,100
                                              ----------            ----------
     Total Eastern Europe..................    2,865,300             2,836,300
                                              ==========            ==========

  Disposed operations:

  Germany (EWT/TSS)(3).....................            -               591,300
                                              ----------            ----------
     Total disposed operations.............            -               591,300
                                              ==========            ==========

     Total consolidated....................    8,039,300             8,382,500
                                              ==========            ==========


(1) "Revenue Generating Unit", or "RGU", is separately an Analog (Basic) Cable Subscriber, Digital Cable Subscriber, DTH Subscriber, Residential Telephony Subscriber or Internet Subscriber. A home may contain one or more RGUs. For exampke, if a residential customer in our Austrial system subscriber to our analog cable service, digital cable service, telephone service and high-speed Internet service, the customer would constitute four RGUs.
(2) "Total Subscribers", or "Total RGUs" is the sum of Analog, Digital Cable, DTH, Telephony and internet Subscribers.
(3)  As of August 1, 2002, Germany (EWT/TSS) is no longer in the consolidated
     RGUs.

UNITED PAN-EUROPE COMMUNICATIONS N.V. CONDENSED CONSOLIDATED BALANCE SHEETS (Stated in thousands of Euros, except par value share and number of shares)



                                                                                         As of December 31
                                                                                 -------------------------------
                                                                                        2002               2001
                                                                                 -------------------------------
ASSETS:
Current Assets
  Cash and cash equivalents..........................................                255,062           855,001
  Restricted Cash.............. ......................................                 18,352            36,322
  Subscriber receivables, net of allowances for doubtful accounts
   of 52,232 and 39,990 respectively.................................                 95,526           142,460
  Cost to be reimbursed by affiliated companies......................                  4,054            11,319
  Other receivables..................................................                 40,588            77,367
  Deferred financing costs, net......................................                 59,375           147,210
  Prepaid expenses and other current assets..........................                 79,345            64,494
                                                                                 -------------------------------
      Total current assets...........................................                552,302         1,334,173
Other investments....................................................                 12,760            32,336
Investments in and advances to affiliated companies..................                114,575           193,648
Property, plant and equipment, net...................................              3,175,363         3,754,330
Goodwill, net........................................................                995,946         2,897,071
Other intangible assets, net.........................................                 76,331           106,432
Derivative assets....................................................                      -           146,934
Other assets.........................................................                  3,740            10,540
                                                                                 -------------------------------
      Total assets...................................................              4,931,017         8,475,464
                                                                                 ===============================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):

Liabilities not subject to compromise:
Current liabilities:
  Accounts payable, including related party payables of 5,189 and
    5,065, respectively..............................................                121,793            362,460
  Accrued liabilities................................................                326,097            713,449
  Subscriber prepayments and deposits................................                121,749             99,554
  Derivative liability...............................................                 10,133                  -
  Short-term debt....................................................                 58,363             86,843
  Current portion of long-term debt, including related party debt of
    nil and 2,590,245, respectively..................................              3,212,302          9,188,098
                                                                                 -------------------------------
      Total current liabilities not subject to compromise............              3,850,437         10,450,404
Liabilities subject to compromise:
  Accounts payable...................................................                 36,889                  -
  Accured liabilities................................................                351,500                  -
  Current portion of long-term debt, including related party debt
    of 2,358,380 and nil, respectively...............................              5,043,346                  -
                                                                                 -------------------------------
      Total current liabilities subject to compromise                              5,431,735                  -
Liabilities not subect to compromise:
Long-term debt......................................................                 427,444            469,990
Deferred gain on sale of assets.....................................                 150,321                  -
Other long-term liabilities.........................................                  83,999            243,962
                                                                                 -------------------------------
      Total liabilities.............................................               9,943,936         11,164,356
                                                                                 -------------------------------

Minority interests in subsidiaries..................................                   1,660            152,096

Convertible preferred stock subject to compromise:
  Convertible preferred stock.......................................               1,664,689                  -
Convertible preferred stock not subject to compromise:
  Convertible preferred stock.......................................                       -          1,505,435

Shareholders' equity (deficit)
  Priority stock, 1.0 par value, 300 shares authorized,
    300 shares issued...............................................                       -                  -
  Ordinary stock, 1.0 par value, 600,000,000 shares authorized,
    443,417,525 and 441,246,729 shares issued respectively..........                 443,418            443,418
  Additional paid-in capital........................................               2,740,586          2,766,492
  Deferred compensation.............................................                 (16,888)           (52.088)
  Accumulated deficit...............................................             (10,053,630)        (7,651,418)
  Other cumulative comprehensive income.............................                 207,246            147,173
                                                                                 -------------------------------
      Total shareholders' equity (deficit)                                        (6,679,268)        (4,346,423)
                                                                                 -------------------------------
      Total liabilities and shareholders' equity (deficit)..........               4,931,017          8,475,464
                                                                                 ===============================


UNITED PAN-EUROPE COMMUNICATIONS N.V. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in thousands of Euros except per share amounts and number of shares)


                                                                                           For the Years Ended December 31,
                                                                                     ---------------------------------------------
                                                                                           2002              2001           2000
                                                                                     ---------------------------------------------
Service and other revenue................................................             1,396,056         1,378,764      1,000,825
Operating expense (exclusively of items shown separately below)..........              (734,783)         (931,817)      (714,906)
Selling, general and administrative expense..............................              (399,508)         (613,086)      (569,121)
Depreciation and amortization............................................              (709,600)       (1,097,822)      (718,669)
Impairment and restructuring charges.....................................              (420,736)       (1,687,948)             -
                                                                                     ---------------------------------------------
  Net operating loss.....................................................              (868,571)       (2,951,909)    (1,001,871)
Interest income..........................................................                28,351            49,655         44,345
Interest expense.........................................................              (634,410)         (853,770)      (744,151)
Interest expense related party...........................................              (254,050)          (65,800)        (9,080)
Provision for loss on investments........................................                (7,957)         (375,923)             -
Gain (loss) on sale of assets and subsidiaries...........................               (29,587)         (468,306)        (3,482)
Foreign exchange gain (loss) and other income (expense), net.............               657,817          (172,437)      (177,803)
                                                                                     ---------------------------------------------
  Net loss before income taxes and other items...........................            (1,108,407)       (4,838,490)    (1,892,042)
Reorganization expenses, net.............................................               (97,171)                -              -
Income tax expense.......................................................                (4,224)           39,616         (3,930)
Minority interests in subsidiaries.......................................                27,862           543,092         23,887
Share in results of affiliated companies.................................               (33,874)         (186,047)      (116,690)
                                                                                     ---------------------------------------------
  Net loss before extraodinary gain and cumulative effect of change
   in accounting principle...............................................            (1,215,814)       (4,441,829)    (1,988,775)
Extraordinary gain.......................................................               471,718                 -              -
Cumulative effect of change in accounting principle......................            (1,498,871)           21,349              -
                                                                                    ---------------------------------------------
  Net loss...............................................................            (2,242,967)       (4,420,480)    (1,988,775)
                                                                                    =============================================
Basic net loss attributable to common shareholders.......................            (2,402,212)       (4,540,791)    (1,996,408)
                                                                                    =============================================
Basic and diluted net loss per ordinary share before extraordinary gain
  and cumulative effect of change in accounting principle................                 (2.74)           (10.32)         (4.56)
                                                                                    =============================================
Extraordinary gain per share.............................................                  1.06                 -              -
                                                                                    =============================================
Cumulative effect of change in accounting principle per share............                 (3.38)             0.05              -
                                                                                    =============================================
Basic and diluted net loss per ordinary share............................                 (5.42)           (10.27)         (4.56)
                                                                                    ==============================================
Weighted-average number of ordinary shares outstanding...................           443,417,525       442,226,377    438,041,841
                                                                                    ==============================================

Other comprehensive loss, net of tax:
Net loss.................................................................            (2,242,967)       (4,420,480)    (1,988,775)
Change in unrealized gain (loss) on investments..........................               (18,770)          (13,899)      (351,844)
Change in fair value of derivative assets................................                16,787           (26,920)             -
Change in cumulative translation adjustment..............................                62,056           109,782         55,766
                                                                                   -----------------------------------------------
  Total comprehensive loss...............................................            (2,182,894)       (4,351,517)    (2,284,853)
                                                                                   ===============================================



UNITED PAN-EUROPE COMMUNICATIONS N.V. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in thousands of Euros)

                                                                                           For the Years Ended December 31,
                                                                                   ------------------------------------------------
                                                                                          2002               2001           2000
                                                                                   ------------------------------------------------



Cash flows from operating activities:
Net loss.................................................................           (2,242,967)        (4,420,480)    (1,988,775)
Adjustments to reconcile net loss to net cash flows
  from operating activities:
  Depreciation and amortization..........................................              709,600          1,097,822        718,669
  Non-cash impairment and restructuring charges..........................              420,736          1,687,948              -
  Reorganization expenses................................................               97,171                  -              -
  Stock-based compensation expense/(income)..............................               22,223              4,354        (79,995)
  Accretion of interest expense..........................................              324,084            310,631        228,492
  Amortization of deferred financing costs...............................               27,505             37,410         36,098
  Exchange rate (gain)/loss..............................................             (765,460)            41,877        142,887
  Loss on derivative assets..............................................              135,745            118,445              -
  Provision for loss on investments......................................                7,957            375,923              -
  Minority interests in subsidiaries.....................................              (27,862)          (543,092)       (23,887)
  Share in results of affiliated companies...............................               33,874            186,047        116,690
  Extraordinary gain.....................................................             (471,718)                 -              -
  Cumulative effect of change in accounting principle....................            1,498,871            (21,349)             -
  Loss on sale of assets.................................................               29,587                  -              -
  Non-cash income tax....................................................                    -            (39,957)             -
  (Gain)/loss on sale of business........................................                    -            468,306              -
  Other..................................................................                    -             12,335          1,797
  Changes in assets and liabilities:
    Decrease in restricted cash..........................................               30,314
    Decrease (increase) in receivables...................................               51,194            106,483        (64,909)
    Decrease (increase) in other non-current assets......................                    -                 25        (20,530)
    Increase (decrease) in other current liabilities.....................             (118,228)          (312,373)       509,420
    Increase (decrease) in deferred taxes and other
      long-term liabilities..............................................              (50,400)               342        (71,354)
                                                                                   ------------------------------------------------
Net cash flows used in operating activities..............................             (287,774)          (889,303)      (495,397)
                                                                                   ------------------------------------------------
Cash flows from investing activities:
Restricted cash (deposited) released, net................................              (12,344)           (35,901)        16,714
Investment in securities, net............................................                    -                  -        (44,538)
Investments in and advances to
  affiliated companies, net of repayment.................................                   745           (26,576)      (318,390)
Dividends received.......................................................                 8,031                 -              -
Capital expenditures.....................................................              (270,833)         (897,222)    (1,772,566)
Deconsolidation of UPC Germany...........................................                (9,404)                -              -
Sale of assets...........................................................                24,726                 -              -
Acquisitions, net of cash acquired.......................................               (25,578)          (22,892)    (1,626,723)
Sale of affiliated companies.............................................                     -           132,907              -
                                                                                   ------------------------------------------------
Net cash flows from investing activities.................................              (284,657)         (849,684)    (3,745,503)
                                                                                   ------------------------------------------------
Cash flows from financing activities:
Proceeds from issuance of shares.........................................                     -             1,786              -
Proceeds from issuance of convertible preferred stock....................                     -                 -      1,423,148
Proceeds from contribution shareholder...................................                     -                 -          7,401
Proceeds from senior notes...............................................                     -                 -      1,594,161
Proceeds from long-term and short-term borrowings .......................                43,502         1,869,119      4,617,862
Deferred financing costs.................................................                     -           (14,092)      (158,901)
Repayments of long-term and short-term borrowings........................               (62,042)         (853,109)    (2,677,430)
                                                                                   ------------------------------------------------
Net cash flows from financing activities.................................               (18,540)        1,003,704      4,806,241
                                                                                   ------------------------------------------------
Effect of exchange rates on cash.........................................                (8,968)               54           (571)
                                                                                   ------------------------------------------------
Net increase (decrease) in cash and cash equivalents.....................              (599,939)         (735,229)       564,770
Cash and cash equivalents at beginning of period.........................               855,001         1,590,230      1,025,460
                                                                                   ------------------------------------------------
Cash and cash equivalents at end of period...............................               255,062           855,001      1,590,230
                                                                                   ------------------------------------------------